Exhibit 99.1

Motorola Mobility Announces Fourth Quarter and Full-Year Financial Results

Fourth Quarter Financial Highlights

•	Net revenues of $3.4 billion

•

Non-GAAP net earnings of $0.20 per share compared to net earnings of $0.37 per share in fourth quarter 2010; GAAP net loss of $0.27 per share compared to net earnings of $0.27 per share in fourth quarter 2010

•	Mobile Devices net revenues of $2.5 billion, up 5 percent from fourth quarter 2010; Non-GAAP operating loss of $19 million; GAAP operating loss of $70 million

•	Shipped 10.5 million mobile devices, including 5.3 million smartphones

•	Home net revenues of $897 million, down 11 percent from fourth quarter 2010; Non-GAAP operating earnings of $84 million; GAAP operating earnings of $57 million

Click here for printable press release and financial tables.

LIBERTYVILLE, Ill. – Jan. 26, 2012 – Motorola Mobility Holdings, Inc. (NYSE: MMI) today reported net revenues of $3.4 billion in the fourth quarter of 2011, comparable to the fourth quarter of 2010. The GAAP net loss in the fourth quarter of 2011 was $80 million, or $0.27 per share, compared to net earnings of $80 million, or $0.27 per share, in the fourth quarter of 2010. On a non-GAAP basis, net earnings in the fourth quarter 2011 were $61 million, or $0.20 per share, compared to net earnings of $108 million, or $0.37 per share, in the fourth quarter of 2010.

For the full year, 2011 net revenues were $13.1 billion, up 14 percent compared to 2010. For the full year, the GAAP net loss was $0.84 per share compared to a loss of $0.29 per share in 2010. On a non-GAAP basis, net earnings were $0.33 per share compared to a loss of $0.28 per share in 2010.

The Company generated positive operating cash flow of $225 million and $357 million in the fourth quarter and full year, respectively. Total cash at the end of the quarter was $3.6 billion and includes cash, cash equivalents, and cash deposits.

Details on non-GAAP adjustments and the use of non-GAAP measures are included later in this press release and in the financial tables.

“In the fourth quarter, we received very positive consumer response to Motorola RAZR, which combined an iconic brand with ultra-thin in an innovative smartphone. Our Home business continues to be a leader in the industry’s transformation to all IP, with unique solutions that enable rich media experiences across any screen,” said Sanjay Jha, chairman and chief executive officer, Motorola Mobility. “We remain energized by the proposed merger with Google and continue to focus on creating innovative technologies.”

Operating Results

Mobile Devices net revenues in the fourth quarter, impacted by the increased competitive environment, were $2.5 billion, up 5 percent compared with the year-ago quarter. The GAAP operating loss was $70 million compared to operating earnings of $72 million in the year-ago quarter. The non-GAAP operating loss was $19 million compared to operating earnings of $56 million in the year-ago quarter. For the full year 2011, net revenues were $9.5 billion, an increase of 22 percent compared to 2010. The 2011 GAAP operating loss was $285 million compared to an operating loss of $76 million in 2010. The 2011 non-GAAP operating loss was $126 million compared to an operating loss of $198 million in 2010.

The Company shipped a total of 10.5 million and 42.4 million mobile devices in the fourth quarter and full year 2011, respectively. This included 5.3 million and 18.7 million smartphones and approximately 200 thousand and 1 million tablets in the fourth quarter and full year, respectively.

Mobile Devices highlights:

•	Launched Motorola RAZR™ extending the iconic RAZR brand around the world

•	Announced DROID RAZR MAXX™, featuring twice as much battery life as the leading competitor and measuring only 8.99 millimeters

•	Unveiled the award-winning DROID 4 by Motorola, the thinnest and most powerful 4G LTE QWERTY smartphone featuring a five-row keyboard and edge-lit keys

•	Introduced two new 4G LTE tablets, the DROID XYBOARD 10.1™ and XYBOARD 8.2™.

•	Announced the “life proof” Motorola DEFY™ MINI and slim MOTOLUXE™, two new value priced additions to Motorola’s growing budget-friendly portfolio

•	Shipped award-winning MOTOACTV™, the world’s first combined GPS fitness tracker and MP3 player

•	Launched two flagship devices in China – the TD-SCDMA Motorola MT917 and the Motorola XT928, a dual-core, dual-mode, dual-standby smartphone

Home segment net revenues in the fourth quarter were $897 million, down 11 percent compared with the year-ago quarter. GAAP operating earnings were $57 million, compared to $54 million in the year-ago quarter. Non-GAAP operating earnings were $84 million compared to $90 million in the year-ago quarter. Fourth quarter set-top shipments were down 3 percent compared to the year-ago quarter. For the full year 2011, net revenues were $3.5 billion, compared to $3.6 billion in 2010. GAAP operating earnings increased to $226 million from $152 million in 2010. The 2011 non-GAAP operating earnings increased to $332 million from $272 million in 2010. Full year set-top shipments were up 6 percent compared to 2010.

Home highlights:

•	Launched DreamGallery next-generation HTML-5 video navigation software in North America with Shaw Communications

•	Expanded video leadership and paved the way for Canada’s move to all-MPEG-4 broadcast and On-Demand HD services with Eastlink

•	Demonstrated market leadership with introduction of new carrier Ethernet product line for the deployment of cost-effective commercial services

•	Introduced Motorola APEX3000, which delivers market-leading density to cost-effectively add greater demand for narrowcast services such as VOD and DVR

•	Selected by Altibox AS in Norway to provide VAP 2400 HD wireless video bridge to enable multi-room TV services

Merger Update

As previously announced on August 15, 2011, Motorola Mobility and Google Inc. (“Google”) (NASDAQ: GOOG) entered into a definitive agreement for Google to acquire Motorola Mobility for $40.00 per share in cash, or a total of approximately $12.5 billion. On November 17, 2011, Motorola Mobility stockholders voted overwhelmingly to approve the proposed merger with Google at the Company’s Special Meeting of Stockholders. The Company continues to work closely with Google to complete the proposed acquisition of Motorola Mobility as expeditiously as possible.

The Company notes that the transaction remains subject to various closing conditions. Antitrust clearances, or waiting period expirations, are required by the U.S. Department of Justice (DOJ), by the European Commission, and in Canada, China, Israel, Russia, Taiwan and Turkey. Requisite filings have been submitted to the appropriate regulatory body in each of these jurisdictions. Clearances have been received in Turkey and Russia. In Canada and the United States, the statutory waiting period for the transaction has expired although the parties have been informed that the reviewing agencies have not closed their respective investigations. In December 2011, the Chinese Ministry of Commerce proceeded to phase two of its investigation. In February, the European Commission is expected to announce whether it will close its investigation or proceed to a phase two investigation.

The Company currently expects the transaction to close in early 2012 once all conditions have been satisfied and reminds stockholders that it is possible that the failure to timely meet such conditions or other factors outside of the Company’s control could delay or prevent completion of the transaction altogether.

For more information on the proposed merger, please visit http://investors.motorola.com.

Conference Call and Webcast

In light of the pending acquisition of the Company by Google, the Company does not conduct a financial analyst conference call or webcast following the release of its earnings information nor provide financial guidance. To access the fourth quarter results and other financial information, please visit http://investors.motorola.com.

Consolidated GAAP Results

A comparison of results from operations is as follows:

	Fourth Quarter		Full Year
(In millions, except per share amounts)	2011	2010	2011	2010
Net revenues	$3,436	$3,425	$13,064	$11,460
Gross margin	854	915	3,317	2,965
Operating earnings (loss)	(78)	126	(142)	76
Earnings (loss) before income taxes	(78)	110	(148)	(4)
Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	($80)	$80	($249)	($86)
Basic earnings (loss) per common share *	($0.27)	$0.27	($0.84)	($0.29)
Diluted loss per common share*	($0.27)	N/A	($0.84)	N/A

Weighted average common shares outstanding
Basic	300.2	294.3	297.1	294.3
Diluted	300.2	N/A	297.1	N/A

Non-GAAP Adjustments for fourth quarter and full year 2011 and 2010

	Fourth Quarter
Per Share Impact	2011	2010
GAAP Earnings (Loss) per Common Share *	($0.27)	$0.27

Merger-related costs**	0.22	—
Reorganization of business charges	0.09	0.06
Stock-based compensation expense	0.12	0.14
Intangible assets amortization expense	0.04	0.05
Joint venture wind-down costs	—	0.03
IP settlement	—	(0.19)

Total Non-GAAP Adjustments ***	0.47	0.10

Non-GAAP Earnings per Common Share *	$0.20	$0.37

	Full Year
Per Share Impact	2011	2010
GAAP Loss per Common Share *	($0.84)	($0.29)

Merger-related costs**	0.28	—
Reorganization of business charges	0.09	0.20
Stock-based compensation expense	0.52	0.55
Intangible assets amortization expense	0.20	0.19
Legal claim provision	0.07	—
Joint venture wind-down costs	—	0.03
Legal settlement	—	(0.77)
IP settlement	—	(0.19)

Total Non-GAAP Adjustments ***	1.16	0.01

Non-GAAP Earnings (Loss) per Common Share *	$0.33	($0.28)

Definitions

* The computation of basic earnings (loss) per share for all periods through December 31, 2010 is calculated using the number of shares of Motorola Mobility Holdings, Inc. common stock outstanding on January 4, 2011, following the distribution of Motorola Mobility Holdings, Inc. common stock. No measure of diluted earnings (loss) per share is presented for all periods through December 31, 2010.

** Merger-related costs primarily consisting of compensation costs as a result of an incentive plan adjustment and legal and banking fees

*** Earnings or loss per share (EPS) impact may not add up due to rounding.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola Mobility also has included non-GAAP measurements of results. Motorola Mobility has provided these non-GAAP measurements to help investors better understand Motorola Mobility’s core operating performance, enhance comparisons of Motorola Mobility’s core operating performance from period to period, and allow better comparisons of Motorola Mobility’s operating performance to that of its competitors. Among other things, the Company’s management uses these operating results, excluding the identified items, to evaluate the performance of its businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results, excluding these items, because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of its core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the Company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Non-GAAP adjustments are comprised of the following items:

Reorganization of business charges and merger-related costs: The Company has excluded the effects of reorganization of business charges and merger-related costs from its non-GAAP operating expenses and net income measurements because the Company believes that these items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons to the Company’s past operating performance.

Stock-based compensation expense: The Company has excluded stock-based compensation expense from its non-GAAP operating expenses and net income measurements. Although stock-based compensation is a key incentive offered to our employees and the Company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues – the Company continues to evaluate its performance excluding stock-based compensation expense primarily because it represents a significant non-cash expense. Stock-based compensation expense will recur in future periods.

Intangible assets amortization expense: The Company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the Company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the Company’s acquisitions. Investors should note that the use of intangible assets contributed to the Company’s revenues earned during the periods presented and will contribute to the Company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above non-GAAP adjustments and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found in the financial tables.

Business Risks

Motorola Mobility cautions the reader that this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, the expected closing date of the proposed Google transaction and the expected timeframe for regulatory decisions. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements including, but not limited to, the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory and other approvals at all or in a timely manner; and the other risks and uncertainties contained and identified in Motorola Mobility’s filings with the Securities and Exchange Commission (the “SEC”), any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Motorola Mobility undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

About Motorola Mobility

Motorola Mobility Holdings, Inc. (NYSE: MMI) fuses innovative technology with human insights to create experiences that simplify, connect and enrich people’s lives. Our portfolio includes converged mobile devices such as smartphones and tablets; wireless accessories; end-to-end video and data delivery; and management solutions, including set-tops and data-access devices. For more information, visit motorola.com/mobility.

# # #

MOTOROLA and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC. DROID is a trademark of Lucasfilm Ltd. and its related companies. Used under license. All other trademarks are the property of their respective owners. © 2012 Motorola Mobility, Inc. All rights reserved.

CONTACTS:

Media:

Jennifer Erickson

Motorola Mobility Holdings, Inc.

+1 (847) 772-1217

jennifer.erickson@motorola.com

Investors:

Dean Lindroth

Motorola Mobility Holdings, Inc.

+1 (847) 523-2858

dean.lindroth@motorola.com

Motorola Mobility Holdings, Inc.

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	December 31, 2011	October 1, 2011	December 31, 2010
Net revenues	$3,436	$3,259	$3,425
Costs of sales	2,582	2,415	2,510

Gross margin	854	844	915

Selling, general and administrative expenses	446	426	451
Research and development expenditures	384	390	367
Other charges (income)	90	18	(43)
Intangibles amortization	12	15	14

Operating earnings (loss)	(78)	(5)	126

Other income (expense):
Interest income (expense), net *	—	7	(12)
Gains on sales of investments	5	2	—
Other, net	(5)	(6)	(4)

Total other income (expense)	—	3	(16)

Earnings (loss) before income taxes	(78)	(2)	110

Income tax expense **	2	30	20

Net earnings (loss)	(80)	(32)	90

Less: Earnings attributable to non-controlling interests	—	—	10

Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	$(80)	$(32)	$80

Basic earnings (loss) per common share ***	$(0.27)	$(0.11)	$0.27
Diluted loss per common share ***	$(0.27)	$(0.11)	N/A

Weighted average common shares outstanding
Basic	300.2	297.7	294.3
Diluted	300.2	297.7	N/A

	Percentage of Net Revenues ****
Net revenues	100.0%	100.0%	100.0%
Costs of sales	75.1%	74.1%	73.3%

Gross margin	24.9%	25.9%	26.7%

Selling, general and administrative expenses	13.0%	13.1%	13.2%
Research and development expenditures	11.2%	12.0%	10.7%
Other charges (income)	2.6%	0.6%	-1.3%
Intangibles amortization	0.3%	0.5%	0.4%

Operating earnings (loss)	-2.3%	-0.2%	3.7%

Other income (expense):
Interest income (expense), net *	0.0%	0.2%	-0.4%
Gains on sales of investments	0.1%	0.1%	0.0%
Other, net	-0.1%	-0.2%	-0.1%

Total other income (expense)	0.0%	0.1%	-0.5%

Earnings (loss) before income taxes	-2.3%	-0.1%	3.2%
Income tax expense **	0.1%	0.9%	0.6%

Net earnings (loss)	-2.3%	-1.0%	2.6%

Less: Earnings attributable to non-controlling interests	0.0%	0.0%	0.3%

Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	-2.3%	-1.0%	2.3%

*	For periods prior to separation on January 4, 2011, interest expense, net represents an allocation to Motorola Mobility Holdings, Inc. of the interest income and interest expense recognized by Motorola, Inc.
**	For periods prior to separation on January 4, 2011, income tax expense was computed as if Motorola Mobility Holdings, Inc. had filed tax returns on a stand-alone basis separate from Motorola, Inc.
***	The computation of basic earnings (loss) per common share for all periods through December 31, 2010, is calculated using the number of shares of Motorola Mobility Holdings, Inc. common stock outstanding on January 4, 2011, following the distribution of Motorola Mobility Holdings, Inc. common stock. No measure of diluted earnings (loss) per share is presented for periods prior to separation.
****	Percentages may not add up due to rounding.

Motorola Mobility Holdings, Inc.

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Year Ended
	December 31, 2011	December 31, 2010
Net revenues	$13,064	$11,460
Costs of sales	9,747	8,495

Gross margin	3,317	2,965

Selling, general and administrative expenses	1,745	1,592
Research and development expenditures	1,526	1,479
Other charges (income)	129	(237)
Intangibles amortization	59	55

Operating earnings (loss)	(142)	76

Other income (expense):
Interest income (expense), net *	10	(52)
Gains on sales of investments	17	—
Other, net	(33)	(28)

Total other income (expense)	(6)	(80)

Loss before income taxes	(148)	(4)

Income tax expense **	101	75

Net loss	(249)	(79)

Less: Earnings attributable to non-controlling interests	—	7

Net loss attributable to Motorola Mobility Holdings, Inc.	$(249)	$(86)

Basic loss per common share ***	$(0.84)	$(0.29)
Diluted loss per common share ***	$(0.84)	N/A

Weighted average common shares outstanding
Basic	297.1	294.3
Diluted	297.1	N/A

	Percentage of Net Revenues ****
Net revenues	100.0%	100.0%
Costs of sales	74.6%	74.1%

Gross margin	25.4%	25.9%

Selling, general and administrative expenses	13.4%	13.9%
Research and development expenditures	11.7%	12.9%
Other charges (income)	1.0%	-2.1%
Intangibles amortization	0.5%	0.5%

Operating earnings (loss)	-1.1%	0.7%

Other income (expense):
Interest income (expense), net *	0.1%	-0.5%
Gains on sales of investments	0.1%	0.0%
Other, net	-0.3%	-0.2%

Total other income (expense)	0.0%	-0.7%

Loss before income taxes	-1.1%	0.0%
Income tax expense **	0.8%	0.7%

Net loss	-1.9%	-0.7%

Less: Earnings attributable to non-controlling interests	0.0%	0.1%

Net loss attributable to Motorola Mobility Holdings, Inc.	-1.9%	-0.8%

*	For periods prior to separation on January 4, 2011, interest expense, net represents an allocation to Motorola Mobility Holdings, Inc. of the interest income and interest expense recognized by Motorola, Inc.
**	For periods prior to separation on January 4, 2011, income tax expense was computed as if Motorola Mobility Holdings, Inc. had filed tax returns on a stand-alone basis separate from Motorola, Inc.
***	The computation of basic earnings (loss) per common share for all periods through December 31, 2010, is calculated using the number of shares of Motorola Mobility Holdings, Inc. common stock outstanding on January 4, 2011, following the distribution of Motorola Mobility Holdings, Inc. common stock. No measure of diluted earnings (loss) per share is presented for periods prior to separation.
****	Percentages may not add up due to rounding.

Motorola Mobility Holdings, Inc.

Condensed Consolidated Balance Sheets

(In millions)

	December 31, 2011	October 1, 2011	December 31, 2010
Assets
Cash and cash equivalents *	$3,451	$3,078	$—
Accounts receivable, net	1,780	1,774	1,571
Inventories, net	701	746	843
Deferred income taxes **	95	147	110
Other current assets	585	605	595

Total current assets	6,612	6,350	3,119

Cash deposits	155	160	—
Property, plant and equipment, net	805	803	806
Investments	119	125	137
Deferred income taxes **	93	50	49
Goodwill	1,433	1,431	1,396
Other assets	513	558	697

Total assets	$9,730	$9,477	$6,204

Liabilities and Stockholders’ Equity
Accounts payable	$1,666	$1,708	$1,731
Accrued liabilities	2,408	2,234	2,115

Total current liabilities	4,074	3,942	3,846

Other liabilities	568	587	603

Stockholders’ Equity:
Common stock	3	3	—
Additional paid-in capital	5,452	5,217	—
Accumulated other comprehensive loss	(118)	(103)	(345)
Retained earnings (accumulated deficit)	(249)	(169)	—
Owner’s net investment, prior to Separation	—	—	2,077

Total Motorola Mobility Holdings, Inc. stockholders’ equity	5,088	4,948	1,732

Non-controlling interests	—	—	23

Total stockholders’ equity	5,088	4,948	1,755

Total liabilities and stockholders’ equity	$9,730	$9,477	$6,204

*	Until separation, the Company participated in Motorola, Inc.’s centralized cash management program. Accordingly, no cash and cash equivalents are presented on the Motorola Mobility Holdings, Inc. Condensed Consolidated Balance Sheet as of any reporting period prior to separation. On January 3, 2011, the Company received a cash contribution of $3.2 billion from Motorola, Inc., which included approximately $168 million of cash deposits.
**	For periods prior to separation on January 4, 2011, income taxes were computed as if Motorola Mobility Holdings, Inc. had filed tax returns on a stand-alone basis separate from Motorola, Inc.

Motorola Mobility Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	December 31, 2011	October 1, 2011	December 31, 2010
Operating
Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	$(80)	$(32)	$80
Less: Earnings attributable to non-controlling interests	—	—	10

Net earnings (loss)	(80)	(32)	90
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	54	57	61
Share-based compensation expense	36	34	43
Other non-cash charges (income)	—	—	(37)
Gains on sales of investments	(5)	(2)	—
Deferred income taxes	—	(31)	(9)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(17)	17	(3)
Inventories	42	(19)	12
Other current assets	4	(45)	96
Accounts payable and accrued liabilities	155	30	(57)
Other assets and liabilities	36	16	29

Net cash provided by operating activities	225	25	225

Investing
Acquisitions and investments	(7)	(21)	(82)
Proceeds from sales of investments	10	12	1
Capital expenditures	(64)	(40)	(75)
Cash deposits	20	(1)	—
Other, net	1	4	—

Net cash used for investing activities	(40)	(46)	(156)

Financing
Share-based compensation activity	45	46	—
Capital contribution from Former Parent	150	75	—
Other, net	—	(1)	—
Net transfers to Former Parent	—	—	(90)

Net cash provided by (used for) financing activities	195	120	(90)

Effect of exchange rate changes on cash and cash equivalents	(7)	(47)	21

Net increase in cash and cash equivalents	373	52	—
Cash and cash equivalents, beginning of period	3,078	3,026	—

Cash and cash equivalents, end of period	$3,451	$3,078	$—

Until separation, the Company participated in Motorola, Inc.’s (Former Parent) centralized cash management program. Accordingly, no cash and cash equivalents are presented on the Motorola Mobility Holdings, Inc. Condensed Consolidated Balance Sheet as of any reporting period prior to separation. On January 3, 2011, the Company received a cash contribution of $3.2 billion from Motorola, Inc., which included approximately $168 million of cash deposits. On July 22, 2011, the Company received its first Deferred Contribution of $75 million from the Former Parent. On November 7, 2011, the Company received its second Deferred Contribution of $75 million from the Former Parent. On December 14, 2011, the Company received an additional Deferred Contribution of $75 million from the Former Parent.

Motorola Mobility Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

	Full Year Ended
	December 31, 2011	December 31, 2010
Operating
Net loss attributable to Motorola Mobility Holdings, Inc.	$(249)	$(86)
Less: Earnings attributable to non-controlling interests	—	7

Net loss	(249)	(79)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	221	230
Share-based compensation expense	156	163
Other non-cash charges (income)	17	(36)
Gains on sales of investments	(17)	—
Deferred income taxes	(46)	5
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(263)	(228)
Inventories	122	(154)
Other current assets	4	89
Accounts payable and accrued liabilities	280	629
Other assets and liabilities	132	(13)

Net cash provided by operating activities	357	606

Investing
Acquisitions and investments	(72)	(148)
Proceeds from sales of investments	39	13
Capital expenditures	(200)	(143)
Cash deposits	(4)	—
Other, net	6	1

Net cash used for investing activities	(231)	(277)

Financing
Share-based compensation activity	93	—
Capital contributions from Former Parent	3,257	—
Other, net	14	—
Net transfers to Former Parent	—	(383)

Net cash provided by (used for) financing activities	3,364	(383)

Effect of exchange rate changes on cash and cash equivalents	(39)	54

Net increase in cash and cash equivalents	3,451	—
Cash and cash equivalents, beginning of period	—	—

Cash and cash equivalents, end of period	$3,451	$—

Until separation, the Company participated in Motorola, Inc.’s (Former Parent) centralized cash management program. Accordingly, no cash and cash equivalents are presented on the Motorola Mobility Holdings, Inc. Condensed Consolidated Balance Sheet as of any reporting period prior to separation. On January 3, 2011, the Company received a cash contribution of $3.2 billion from Motorola, Inc., which included approximately $168 million of cash deposits. On July 22, 2011, the Company received its first Deferred Contribution of $75 million from the Former Parent. On November 7, 2011, the Company received its second Deferred Contribution of $75 million from the Former Parent. On December 14, 2011, the Company received an additional Deferred Contribution of $75 million from the Former Parent.

Motorola Mobility Holdings, Inc.

Segment Information

(In millions)

Summarized below are the Company’s Net revenues and Operating earnings (loss) by reportable segment for the three months and year ended December 31, 2011 and December 31, 2010.

	Net Revenues
	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010	% Change from 2010
Mobile Devices	$2,539	$2,420	5%
Home	897	1,005	(11)%

Company Totals	$3,436	$3,425	—

	Year Ended December 31, 2011	Year Ended December 31, 2010	% Change from 2010
Mobile Devices	$9,531	$7,819	22%
Home	3,533	3,641	(3)%

Company Totals	$13,064	$11,460	14%

	Operating Earnings (Loss)
	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010	% Change from 2010
Mobile Devices	$(70)	$72	(197)%
Home	57	54	6%
Merger-related costs *	(65)	—	—

Company Totals	$(78)	$126	(162)%

	Year Ended December 31, 2011	Year Ended December 31, 2010	% Change from 2010
Mobile Devices	$(285)	$(76)	275%
Home	226	152	49%
Merger-related costs *	(83)	—	—

Company Totals	$(142)	$76	(287)%

*	Represents costs incurred at the corporate level related to the Company’s proposed merger with Google Inc., primarily consisting of compensation costs as a result of an incentive plan adjustment and legal and banking fees.

Motorola Mobility Holdings, Inc.

GAAP to Non-GAAP Bridge

(In millions, except per share amounts)

	Three Months Ended December 31, 2011			Three Months Ended October 1, 2011
	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results
Net revenues	$3,436	$—	$3,436	$3,259	$—	$3,259
Costs of sales	2,582	9	2,573	2,415	3	2,412

Gross margin	854	(9)	863	844	(3)	847

Selling, general and administrative expenses	446	18	428	426	19	407
Research and development expenditures	384	14	370	390	12	378
Other charges	90	90	—	18	18	—
Intangibles amortization	12	12	—	15	15	—

Operating earnings (loss)	(78)	(143)	65	(5)	(67)	62

Other income (expense):
Interest income, net	—	—	—	7	—	7
Gains on sales of investments	5	—	5	2	—	2
Other, net	(5)	—	(5)	(6)	—	(6)

Total other income (expense)	—	—	—	3	—	3

Earnings (loss) before income taxes	(78)	(143)	65	(2)	(67)	65
Income tax expense	2	(2)	4	30	—	30

Net earnings (loss)	(80)	(141)	61	(32)	(67)	35

Less: Earnings attributable to non-controlling interests	—	—	—	—	—	—

Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	$(80)	$(141)	$61	$(32)	$(67)	$35

Basic earnings (loss) per common share	$(0.27)	$(0.47)	$0.20	$(0.11)	$(0.23)	$0.12
Diluted earnings (loss) per common share	$(0.27)	$(0.47)	$0.20	$(0.11)	$(0.23)	$0.12

Weighted average common shares outstanding
Basic	300.2	300.2	300.2	297.7	297.7	297.7
Diluted	300.2	300.2	300.2	297.7	297.7	297.7

	Percentage of Net Revenues *
Net revenues	100.0%		100.0%	100.0%		100.0%
Costs of sales	75.1%		74.9%	74.1%		74.0%

Gross margin	24.9%		25.1%	25.9%		26.0%

Selling, general and administrative expenses	13.0%		12.5%	13.1%		12.5%
Research and development expenditures	11.2%		10.8%	12.0%		11.6%
Other charges	2.6%		0.0%	0.6%		0.0%
Intangibles amortization	0.3%		0.0%	0.5%		0.0%

Operating earnings (loss)	-2.3%		1.9%	-0.2%		1.9%

Other income (expense):
Interest income, net	0.0%		0.0%	0.2%		0.2%
Gains on sales of investments	0.1%		0.1%	0.1%		0.1%
Other, net	-0.1%		-0.1%	-0.2%		-0.2%

Total other income (expense)	0.0%		0.0%	0.1%		0.1%

Earnings (loss) before income taxes	-2.3%		1.9%	-0.1%		2.0%
Income tax expense	0.1%		0.1%	0.9%		0.9%

Net earnings (loss)	-2.3%		1.8%	-1.0%		1.1%

Less: Earnings attributable to non-controlling interests	0.0%		0.0%	0.0%		0.0%

Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	-2.3%		1.8%	-1.0%		1.1%

*	Percentages may not add up due to rounding.

Motorola Mobility Holdings, Inc.

GAAP to Non-GAAP Bridge

(In millions, except per share amounts)

	Three Months Ended			Three Months Ended
	December 31, 2011			December 31, 2010
	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results
Net revenues	$3,436	$—	$3,436	$3,425	$—	$3,425
Costs of sales	2,582	9	2,573	2,510	10	2,500

Gross margin	854	(9)	863	915	(10)	925

Selling, general and administrative expenses	446	18	428	451	25	426
Research and development expenditures	384	14	370	367	14	353
Other charges	90	90	—	(43)	(43)	—
Intangibles amortization	12	12	—	14	14	—

Operating earnings (loss)	(78)	(143)	65	126	(20)	146

Other income (expense):
Interest income (expense), net *	—	—	—	(12)	—	(12)
Gains on sales of investments	5	—	5	—	—	—
Other, net	(5)	—	(5)	(4)	—	(4)

Total other income (expense)	—	—	—	(16)	—	(16)

Earnings (loss) before income taxes	(78)	(143)	65	110	(20)	130
Income tax expense **	2	(2)	4	20	(2)	22

Net earnings (loss)	(80)	(141)	61	90	(18)	108

Less: Earnings attributable to non-controlling interests	—	—	—	10	10	—

Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	$(80)	$(141)	$61	$80	$(28)	$108

Basic earnings (loss) per common share ***	$(0.27)	$(0.47)	$0.20	$0.27	$(0.10)	$0.37
Diluted earnings (loss) per common share ***	$(0.27)	$(0.47)	$0.20	N/A	N/A	N/A

Weighted average common shares outstanding***
Basic	300.2	300.2	300.2	294.3	294.3	294.3
Diluted	300.2	300.2	300.2	N/A	N/A	N/A

	Percentage of Net Revenues ****
Net revenues	100.0%		100.0%	100.0%		100.0%
Costs of sales	75.1%		74.9%	73.3%		73.0%

Gross margin	24.9%		25.1%	26.7%		27.0%

Selling, general and administrative expenses	13.0%		12.5%	13.2%		12.4%
Research and development expenditures	11.2%		10.8%	10.7%		10.3%
Other charges	2.6%		0.0%	-1.3%		0.0%
Intangibles amortization	0.3%		0.0%	0.4%		0.0%

Operating earnings (loss)	-2.3%		1.9%	3.7%		4.3%

Other income (expense):
Interest income (expense), net *	0.0%		0.0%	-0.4%		-0.4%
Gains on sales of investments	0.1%		0.1%	0.0%		0.0%
Other, net	-0.1%		-0.1%	-0.1%		-0.1%

Total other income (expense)	0.0%		0.0%	-0.5%		-0.5%

Earnings (loss) before income taxes	-2.3%		1.9%	3.2%		3.8%
Income tax expense **	0.1%		0.1%	0.6%		0.6%

Net earnings (loss)	-2.3%		1.8%	2.6%		3.2%

Less: Earnings attributable to non-controlling interests	0.0%		0.0%	0.3%		0.0%

Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	-2.3%		1.8%	2.3%		3.2%

*	For periods prior to separation on January 4, 2011, interest expense, net represents an allocation to Motorola Mobility Holdings, Inc. of the interest income and interest expense recognized by Motorola, Inc.
**	For periods prior to separation on January 4, 2011, income tax expense was computed as if Motorola Mobility Holdings, Inc. had filed tax returns on a stand-alone basis separate from Motorola, Inc.
***	The computation of basic earnings (loss) per common share for all periods through December 31, 2010, is calculated using the number of shares of Motorola Mobility Holdings, Inc. common stock outstanding on January 4, 2011, following the distribution of Motorola Mobility Holdings, Inc. common stock. No measure of diluted earnings (loss) per share is presented for periods prior to separation.
****	Percentages may not add up due to rounding.

Motorola Mobility Holdings, Inc.

GAAP to Non-GAAP Bridge

(In millions, except per share amounts)

	Year Ended			Year Ended
	December 31, 2011			December 31, 2010
	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results
Net revenues	$13,064	$—	$13,064	$11,460	$—	$11,460
Costs of sales	9,747	20	9,727	8,495	32	8,463

Gross margin	3,317	(20)	3,337	2,965	(32)	2,997

Selling, general and administrative expenses	1,745	86	1,659	1,592	94	1,498
Research and development expenditures	1,526	55	1,471	1,479	54	1,425
Other charges	129	128	1	(237)	(237)	—
Intangibles amortization	59	59	—	55	55	—

Operating earnings (loss)	(142)	(348)	206	76	2	74

Other income (expense):
Interest income (expense), net *	10	—	10	(52)	—	(52)
Gains on sales of investments	17	—	17	—	—	—
Other, net	(33)	—	(33)	(28)	—	(28)

Total other income (expense)	(6)	—	(6)	(80)	—	(80)

Earnings (loss) before income taxes	(148)	(348)	200	(4)	2	(6)
Income tax expense **	101	(2)	103	75	(5)	80

Net earnings (loss)	(249)	(346)	97	(79)	7	(86)

Less: Earnings attributable to non-controlling interests	—	—	—	7	10	(3)

Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	$(249)	$(346)	$97	$(86)	$(3)	$(83)

Basic earnings (loss) per common share ***	$(0.84)	$(1.16)	$0.33	$(0.29)	$(0.01)	$(0.28)
Diluted earnings (loss) per common share ***	$(0.84)	$(1.16)	$0.33	N/A	N/A	N/A

Weighted average common shares outstanding***
Basic	297.1	297.1	297.1	294.3	294.3	294.3
Diluted	297.1	297.1	297.1	N/A	N/A	N/A

	Percentage of Net Revenues ****
Net revenues	100.0%		100.0%	100.0%		100.0%
Costs of sales	74.6%		74.5%	74.1%		73.8%

Gross margin	25.4%		25.5%	25.9%		26.2%

Selling, general and administrative expenses	13.4%		12.7%	13.9%		13.1%
Research and development expenditures	11.7%		11.3%	12.9%		12.4%
Other charges	1.0%		0.0%	-2.1%		0.0%
Intangibles amortization	0.5%		0.0%	0.5%		0.0%

Operating earnings (loss)	-1.1%		1.6%	0.7%		0.6%

Other income (expense):
Interest income (expense), net *	0.1%		0.1%	-0.5%		-0.5%
Gains on sales of investments	0.1%		0.1%	0.0%		0.0%
Other, net	-0.3%		-0.3%	-0.2%		-0.2%

Total other income (expense)	0.0%		0.0%	-0.7%		-0.7%

Earnings (loss) before income taxes	-1.1%		1.5%	0.0%		-0.1%
Income tax expense **	0.8%		0.8%	0.7%		0.7%

Net earnings (loss)	-1.9%		0.7%	-0.7%		-0.8%
Less: Earnings attributable to non-controlling interests	0.0%		0.0%	0.1%		0.0%

Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	-1.9%		0.7%	-0.8%		-0.7%

*	For periods prior to separation on January 4, 2011, interest expense, net represents an allocation to Motorola Mobility Holdings, Inc. of the interest income and interest expense recognized by Motorola, Inc.
**	For periods prior to separation on January 4, 2011, income tax expense was computed as if Motorola Mobility Holdings, Inc. had filed tax returns on a stand-alone basis separate from Motorola, Inc.
***	The computation of basic earnings (loss) per common share for all periods through December 31, 2010, is calculated using the number of shares of Motorola Mobility Holdings, Inc. common stock outstanding on January 4, 2011, following the distribution of Motorola Mobility Holdings, Inc. common stock. No measure of diluted earnings (loss) per share is presented for periods prior to separation.
****	Percentages may not add up due to rounding.

Motorola Mobility Holdings, Inc.

Operating Earnings (Loss) after Non-GAAP Adjustments

(In millions)

Q1 2011

		TOTAL	Mobile Devices	Home	Other
Net revenues		$3,032	$2,128	$904	$—
Operating earnings (loss)		$(36)	$(89)	$53	$—

Non-GAAP adjustments by P&L statement line:	Statement Line
Stock-based compensation expense	Cost of sales	4	2	2	—
Stock-based compensation expense	SG&A and R&D	36	23	13	—
Intangible assets amortization expense	Intangibles amortization	16	3	13	—

Less: Total non-GAAP adjustments		56	28	28	—

Operating earnings (loss) after non-GAAP adjustments		$20	$(61)	$81	$—

Operating earnings (loss) as a percentage of net revenues - GAAP		-1.2%	-4.2%	5.9%	0.0%
Operating earnings (loss) as a percentage of net revenues - after non-GAAP adjustments		0.7%	-2.9%	9.0%	0.0%

Q2 2011

		TOTAL	Mobile Devices	Home	Other
Net revenues		$3,337	$2,430	$907	$—
Operating earnings (loss)		$(23)	$(85)	$62	$—

Non-GAAP adjustments by P&L statement line:	Statement Line
Stock-based compensation expense	Cost of sales	4	3	1	—
Stock-based compensation expense	SG&A and R&D	42	29	13	—
Intangible assets amortization expense	Intangibles amortization	16	2	14	—
Legal claim provision	Other charges (income)	20	20	—	—

Less: Total non-GAAP adjustments		82	54	28	—

Operating earnings (loss) after non-GAAP adjustments		$59	$(31)	$90	$—

Operating earnings (loss) as a percentage of net revenues - GAAP		-0.7%	-3.5%	6.8%	0.0%
Operating earnings (loss) as a percentage of net revenues - after non-GAAP adjustments		1.8%	-1.3%	9.9%	0.0%

Q3 2011

		TOTAL	Mobile Devices	Home	Other
Net revenues		$3,259	$2,434	$825	$—
Operating earnings (loss)		$(5)	$(41)	$54	$(18)

Non-GAAP adjustments by P&L statement line:	Statement Line
Merger-related costs *	Other charges (income)	18	—	—	18
Stock-based compensation expense	Cost of sales	3	2	1	—
Stock-based compensation expense	SG&A and R&D	31	21	10	—
Intangible assets amortization expense	Intangibles amortization	15	3	12	—

Less: Total Non-GAAP adjustments		67	26	23	18

Operating earnings (loss) after non-GAAP adjustments		$62	$(15)	$77	$—

Operating earnings (loss) as a percentage of net revenues - GAAP		-0.2%	-1.7%	6.5%	0.0%
Operating earnings (loss) as a percentage of net revenues - after non-GAAP adjustments		1.9%	-0.6%	9.3%	0.0%

Q4 2011

		TOTAL	Mobile Devices	Home	Other
Net revenues		$3,436	$2,539	$897	$—
Operating earnings (loss)		$(78)	$(70)	$57	$(65)

Non-GAAP adjustments by P&L statement line:	Statement Line
Merger-related costs *	Other charges (income)	65	—	—	65
Reorganization of business charges	Cost of sales	5	3	2	—
Reorganization of business charges	Other charges (income)	25	21	4	—
Stock-based compensation expense	Cost of sales	4	2	2	—
Stock-based compensation expense	SG&A and R&D	32	22	10	—
Intangible assets amortization expense	Intangibles amortization	12	3	9	—

Less: Total Non-GAAP adjustments		143	51	27	65

Operating earnings (loss) after non-GAAP adjustments		$65	$(19)	$84	$—

Operating earnings (loss) as a percentage of net revenues - GAAP		-2.3%	-2.8%	6.4%	0.0%
Operating earnings (loss) as a percentage of net revenues - after non-GAAP adjustments		1.9%	-0.7%	9.4%	0.0%

Full Year 2011

		TOTAL	Mobile Devices	Home	Other
Net revenues		$13,064	$9,531	$3,533	$—
Operating earnings (loss)		$(142)	$(285)	$226	$(83)

Non-GAAP adjustments by P&L statement line:	Statement Line
Merger-related costs *	Other charges (income)	83	—	—	83
Reorganization of business charges	Cost of sales	5	3	2	—
Reorganization of business charges	Other charges (income)	25	21	4	—
Stock-based compensation expense	Cost of sales	15	9	6	—
Stock-based compensation expense	SG&A and R&D	141	95	46	—
Intangible assets amortization expense	Intangibles amortization	59	11	48	—
Legal claim provision	Other charges (income)	20	20	—	—

Less: Total Non-GAAP adjustments		348	159	106	83

Operating earnings (loss) after non-GAAP adjustments		$206	$(126)	$332	$—

Operating earnings (loss) as a percentage of net revenues - GAAP		-1.1%	-3.0%	6.4%	0.0%
Operating earnings (loss) as a percentage of net revenues - after non-GAAP adjustments		1.6%	-1.3%	9.4%	0.0%

*	Represents costs incurred at the corporate level related to the Company’s proposed merger with Google Inc., primarily consisting of compensation costs as a result of an incentive plan adjustment and legal and banking fees.

Motorola Mobility Holdings, Inc.

Non-GAAP Adjustments

(In millions, except per share amounts)

Q1 2011

Non-GAAP Adjustments	Statement Line	Q1 2011 PBT (Inc)/Exp	Q1 2011 Tax Inc/(Exp)	Q1 2011 PAT (Inc)/Exp	EPS Impact (Incr)/Decr *
GAAP Results		$(51)	$30	$(81)	$(0.27)

Stock-based compensation expense	Cost of sales, SG&A and R&D	40	—	40	(0.14)
Intangible assets amortization expense	Intangibles amortization	16	—	16	(0.05)

Total Impact		56	—	56	(0.19)

Non-GAAP Results		$5	$30	$(25)	$(0.08)

Q2 2011

Non-GAAP Adjustments	Statement Line	Q2 2011 PBT (Inc)/Exp	Q2 2011 Tax Inc/(Exp)	Q2 2011 PAT (Inc)/Exp	EPS Impact (Incr)/Decr *
GAAP Results		$(17)	$39	$(56)	$(0.19)

Stock-based compensation expense	Cost of sales, SG&A and R&D	46	—	46	(0.16)
Intangible assets amortization expense	Intangibles amortization	16	—	16	(0.05)
Legal claim provision	Other charges (income)	20	—	20	(0.07)

Total Impact		82	—	82	(0.28)

Non-GAAP Results		$65	$39	$26	$0.09

Q3 2011

Non-GAAP Adjustments	Statement Line	Q3 2011 PBT (Inc)/Exp	Q3 2011 Tax Inc/(Exp)	Q3 2011 PAT (Inc)/Exp	EPS Impact (Incr)/Decr *
GAAP Results		$(2)	$30	$(32)	$(0.11)

Merger-related costs **	Other charges (income)	18	—	18	(0.06)
Stock-based compensation expense	Cost of sales, SG&A and R&D	34	—	34	(0.11)
Intangible assets amortization expense	Intangibles amortization	15	—	15	(0.05)

Total Impact		67	—	67	(0.23)

Non-GAAP Results		$65	$30	$35	$0.12

Q4 2011

Non-GAAP Adjustments	Statement Line	Q4 2011 PBT (Inc)/Exp	Q4 2011 Tax Inc/(Exp)	Q4 2011 PAT (Inc)/Exp	EPS Impact (Incr)/Decr *
GAAP Results		$(78)	$2	$(80)	$(0.27)

Merger-related costs **	Other charges (income)	65	—	65	(0.22)
Reorganization of business charges	Cost of sales, Other charges (income)	30	2	28	(0.09)
Stock-based compensation expense	Cost of sales, SG&A and R&D	36	—	36	(0.12)
Intangible assets amortization expense	Intangibles amortization	12	—	12	(0.04)

Total Impact		143	2	141	(0.47)

Non-GAAP Results		$65	$4	$61	$0.20

Full Year 2011

Non-GAAP Adjustments	Statement Line	FY 2011 PBT (Inc)/Exp	FY 2011 Tax Inc/(Exp)	FY 2011 PAT (Inc)/Exp	EPS Impact (Incr)/Decr *
GAAP Results		$(148)	$101	$(249)	$(0.84)

Merger-related costs **	Other charges (income)	83	—	83	(0.28)
Reorganization of business charges	Cost of sales, Other charges (income)	30	2	28	(0.09)
Stock-based compensation expense	Cost of sales, SG&A and R&D	156	—	156	(0.52)
Intangible assets amortization expense	Intangibles amortization	59	—	59	(0.20)
Legal claim provision	Other charges (income)	20	—	20	(0.07)

Total Impact		348	2	346	(1.16)

Non-GAAP Results		$200	$103	$97	$0.33

*	EPS impact may not add up due to rounding.
**	Represents costs incurred at the corporate level related to the Company’s proposed merger with Google Inc., primarily consisting of compensation costs as a result of an incentive plan adjustment and legal and banking fees.

Motorola Mobility Holdings, Inc.

Revenue Mix by Region

(In millions)

Q1 2011
	TOTAL	Mobile Devices	Home
North America	62%	56%	77%
Latin America	17%	20%	11%
Greater China	11%	15%	2%
EMEA	6%	5%	8%
Rest of Asia	4%	4%	2%

Total	100%	100%	100%

Q2 2011

	TOTAL	Mobile Devices	Home
North America	51%	43%	73%
Latin America	21%	24%	13%
Greater China	11%	14%	2%
EMEA	9%	9%	9%
Rest of Asia	8%	10%	3%

Total	100%	100%	100%

Q3 2011

	TOTAL	Mobile Devices	Home
North America	54%	48%	73%
Latin America	23%	26%	13%
Greater China	12%	15%	2%
EMEA	7%	6%	10%
Rest of Asia	4%	5%	2%

Total	100%	100%	100%

Q4 2011

	TOTAL	Mobile Devices	Home
North America	55%	48%	74%
Latin America	18%	22%	9%
Greater China	12%	15%	3%
EMEA	10%	9%	13%
Rest of Asia	5%	6%	1%

Total	100%	100%	100%

Full Year 2011

	TOTAL	Mobile Devices	Home
North America	55%	48%	74%
Latin America	20%	23%	12%
Greater China	12%	15%	2%
EMEA	8%	7%	10%
Rest of Asia	5%	7%	2%

Total	100%	100%	100%